TEMPLETON GLOBAL INVESTMENT TRUST

300 S.E. 2nd Street

Fort Lauderdale, Florida  33301-1923

Franklin/Templeton Distributors, Inc. One Franklin Parkway

San Mateo, CA 94403-1906

Re:       Distribution Agreement

Gentlemen:

We, Templeton Global Investment Trust (the "Trust"), comprised of the series listed on Attachment A (each a "Fund", and collectively, the "Funds") are a Delaware statutory trust operating as an open-end management investment company or "mutual fund", which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and whose shares are registered under the Securities Act of 1933, as amended (the "1933 Act").  We desire to issue one or more series or classes of our authorized but unissued shares of capital stock or beneficial interest (the "Shares") to authorized persons in accordance with applicable Federal and State securities laws.  The Fund's Shares may be made available in one or more separate series, each of which may have one or more classes.

You have informed us that your company is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934, as amended and that your company is a member ofthe Financial Industry Regulatory Authority.  You have indicated your desire to act as the exclusive selling agent and distributor for the Shares.   We have been authorized to execute and deliver this Distribution Agreement ("Agreement")  to you by a resolution of our Board of Trustees ("Board")  passed at a meeting at which a majority  of Board members, including  a majority who are not otherwise interested persons of the Fund and who are not interested persons of our investment adviser, its related organizations or with you or your related organizations, were present and voted in favor of the said resolution approving this Agreement.

1.       Appointment of Underwriter.   Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for our Shares and agree that we will deliver such Shares as you may sell.  You agree to use your best efforts to promote the sale of Shares, but are not obligated to sell any specific number of Shares.

However, the Fund and each series retain the right to make direct sales of its Shares  without  sales  charges consistent  with  the  terms  of  the  then  current  prospectus  and statement of additional information and applicable law, and to engage in other legally authorized transactions in its Shares which do not involve the sale of Shares to the general public.   Such other transactions may include, without limitation, transactions between the Fund or any series or series, and transactions  involving the merger or combination  of the Fund or any series with another corporation or trust.

2.         Independent  Contractor.    You  will  undertake  and discharge your  obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that you are authorized to promote the sale of Shares.   You may appoint  sub-agents or distribute  through  dealers or otherwise as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or otherwise act as our agent for any purpose.

3.         Offering Price.   Shares shall be offered for sale at a price equivalent to the net asset value per share of that series and class plus any applicable percentage of the public offering price as sales commission  or as otherwise set forth  in our then current prospectus.   On each business day on which the New York Stock Exchange is open for business, we will furnish you with  the  net  asset  value  of  the  Shares of  each  available  series  and  class  which  shall  be determined in accordance  with our then effective prospectus.   All Shares will be sold in the manner set forth in our then effective prospectus and statement of additional information, and in compliance with applicable law.

4.          Compensation.

A.        Sales Commission.  You shall be entitled to charge a sales commission on the sale or redemption, as appropriate, of each series and class of each Fund's  Shares  in the amount of  any  initial,  deferred  or contingent deferred  sales  charge as set forth  in our  then effective prospectus.   You may allow any sub-agents or dealers such commissions or discounts from and not exceeding the total sales commission as you shall deem advisable, so long as any such commissions or discounts are set forth in our current prospectus to the extent required by the applicable Federal and State securities laws.  You may also make payments to sub-agents or dealers from your own resources, subject to the following conditions:   (a) any such payments shall not create any obligation for or recourse against the Fund or any series or class, and (b) the terms and conditions  of any such payments are consistent  with our prospectus and applicable Federal and State securities laws and are disclosed in our prospectus or statement of additional information to the extent such laws may require.

B.        Distribution Plans.      You shall also be entitled to compensation for your services as provided in any Distribution Plan adopted as to any series and class of any Fund' s Shares pursuant to Rule 12b-1 under the 1940 Act.   The compensation provided in any such Distribution Plan (a "12b-1  Plan") may be divided into a distribution fee and a service fee, as set forth in such Plan and the Fund's then current prospectus and statement of additional information ("SAl"),  each  of  which  is compensation for  different  services  to  be rendered  to  the  Fund. Subject to the termination provisions in a 12b-1 Plan, any distribution fee with respect to the sale of a Share subject to such Plan shall be earned when such Share is sold and shall be payable from time to time as provided in the 12b-1 Plan.  The distribution fee payable to you as provided in any 12b-l  Plan shall be payable without offset, defense or counterclaim (it being understood by the parties hereto that nothing in this sentence shall be deemed a waiver by the Fund of any claim the Fund may have against you).

C.        With respect to the sales commission on the redemption of Shares of each series and class of Fund as provided in Subsection 4.A. above, we will cause our shareholder services agent (the "Transfer Agent") to withhold from redemption proceeds payable to holders of  the  Shares  all  contingent  deferred  sales  charges  properly  payable  by  such  holders  in accordance  with  the  terms  of  our  then  current  prospectuses  and  statements  of  additional information (each such sales charge, a "CDSC").   Upon receipt of an order for redemption, the Transfer Agent shall direct our custodian to transfer such redemption proceeds to a general trust account.  We shall then cause the Transfer Agent to pay over to you or your assigns from the general trust account such CDSCs properly payable by such holders as promptly as possible after the settlement date for each such redemption of Shares.  CDSCs shall be payable without offset, defense or counterclaim  (it being understood that nothing in this sentence shall be deemed a waiver by us of any claim we may have against you.)  You may direct that the CDSCs payable to you be paid to any other person.

5.         Terms and Conditions of Sales.   Shares shall be offered for sale only in those jurisdictions where they have been properly registered or are exempt from registration or for which appropriate notice filings have been made, and only to those groups of people which the Board may from time to time determine to be eligible to purchase such shares.

6.         Orders and Payment for Shares.  Orders for Shares shall be directed to the Fund's shareholder services  agent, for acceptance on behalf of the Fund.   At or prior to the time of delivery of any of our Shares you will pay or cause to be paid to the custodian of the Fund's assets, for our account, an amount in cash or other consideration as described from time to time in any then effective Fund prospectus equal to the net asset value of such Shares. Sales of Shares shall be deemed to be made when and where accepted by the Fund's  shareholder services agent. The Fund's custodian and shareholder services agent shall be identified in its prospectus or SAL

7.         Purchases  for Your Own Account.   You shall not purchase our Shares for your own account for purposes  of resale to the public, but you may purchase Shares for your own investment account upon your assurance, which may be in writing, that the purchase is for investment purposes and that the Shares will not be resold except through redemption by us.

8.         Sale of Shares to Affiliates.  You may sell our Shares at net asset value to certain of your and our affiliated persons pursuant to the applicable provisions of the Federal securities statutes and rules or regulations thereunder (the "Rules and Regulations"), including Rule 22d-l under the 1940 Act, as amended from time to time.

9.         Allocation  of Expenses.  We will pay (or enter into arrangements providing that persons other than us shall pay) the expenses:

                            (a)       Of   the   preparation and typesetting of our audited and certified financial statements to be included in any Post-Effective Amendments

("Amendments")  to our  Registration  Statement  under the 1933 Act  or 1940  Act,  including the  prospectus,  the  summary  prospectus and  SAl included therein;

(b)       Of   the   preparation,   including   legal   fees,   and   typesetting   of   all Amendments or supplements filed with the Securities and Exchange Commission, including the copies of the prospectuses, summary prospectuses and SAls included in the Amendments, other than those necessitated by your (including your affiliates')  activities or Rules and Regulations related to your activities where such Amendments or supplements  result  in  expenses  which  we  would  not  otherwise  have incurred;

(c)       Of the preparation, printing, mailing and distribution of any reports or communications which we send to our existing shareholders, including expenses  associated with printing, mailing and distributing annually any updated prospectus, summary prospectus, report or SAl to existing shareholders, other than those necessitated by your (including your affiliates')  activities or Rules and  Regulations  related to your activities where such communications result in expenses which we would not otherwise have incurred;

(d)       Of  printing,  mailing  and  distribution  of  any  prospectus  or  summary prospectus included with the confirmation of any purchase order of Fund shares;

(e)       Of  reimbursing  the reasonable costs  of  dealers  that elect to "print  on demand" any prospectus or summary prospectus included with the confirmation of any purchase order of Fund shares; and

(f)        Of  filing  and  other  fees  to  Federal  and  State  securities  regulatory authorities necessary to continue offering our Shares.

You will pay (or enter into arrangements providing that persons other than you shall pay) the expenses:

(a)       Of   the   preparation,   including   legal   fees,   typesetting,  printing,   and distributing  (including mailing) of all  Amendments  and supplements  to our prospectuses, summary prospectuses  and SAls if the Amendment or supplement arises from your (including your affiliates') activities or Rules and Regulations related to your activities and those expenses would not otherwise have been incurred by us;

(b)       Of printing and distributing (including mailing) additional copies, for use by you as sales literature or for other marketing or offering purposes, of reports, prospectuses, summary prospectuses, SAis, supplements or other communications, which we have prepared for distribution to our existing shareholders; and

(c)        Incurred by you in advertising, promoting and selling our Shares.

We acknowledge that some of the expenses to be borne by you under (b) and (c) as set forth above, may be paid from Rule 12b-1 fees that you receive from the applicable class of the Fund from time to time.

10.      Furnishing of Information.  We will furnish to you such information with respect to each series and class of Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained, when so signed, will be true and correct.  We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our Shares for sale to the public under the Blue Sky Laws of jurisdictions  in which you may wish to offer them.   We will furnish you with annual audited financial statements of our books and accounts certified by independent public accountants, with semi-annual  financial statements prepared by us, with registration statements and, from time to time, with such additional information regarding our financial condition as you may reasonably request.

11.      Conduct of Business.  Other than our currently effective prospectus, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of Federal and State securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.  You will furnish us with copies of all such materials prior to their use and no such material shall be published if we shall reasonably and promptly object.

You shall  comply  with the applicable  Federal  and  State laws and regulations where our Shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Conduct Rules of the National Association of Securities Dealers, Inc.

12.      Redemption or Repurchase Within Seven Days.  If Shares are tendered to us for redemption or repurchase by us within seven business days after your acceptance of the original purchase order for such Shares, you will immediately refund to us the full sales commission (net of allowances to dealers or brokers) allowed to you on the original sale, and will promptly, upon receipt  thereof,  pay  to  us  any  refunds  from  dealers  or  brokers  of  the  balance  of  sales commissions reallowed by you.   We shall notify you of such tender for redemption within 10 days of the day on which notice of such tender for redemption is received by us.

13. Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their shares.

14.      Term of Agreement.   This Agreement shall become effective on the date of its execution, and shall remain in effect for a period of two (2) years.  The Agreement is renewable annually thereafter, with respect to the Fund or, if the Fund has more than one series, with respect to each series, for successive periods not to exceed one year (i) by a vote of (a) a majority of the outstanding voting securities of the Fund or, if the Fund has more than one series, of each series, or (b) by a vote of the Board, and (ii) by a vote of a majority of the members of the Board who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as members of the Board), cast in person at a meeting called for the purpose of voting on the Agreement.

This Agreement  may at any time be terminated  by the Fund or by any series without the payment of any penalty, (i) either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund or any series on 90 days' written notice to you; or (ii) by you on 90 days' written notice to the Fund; and shall immediately terminate with respect to the Fund and each series in the event of its assignment.

15.      Suspension of Sales.   We reserve the right at all times to suspend or limit the public offering of Shares upon two days' written notice to you.

16.      Miscellaneous.    This  Agreement shall  be subject  to  the  laws of the State  of California and shall be interpreted and construed to further promote the operation of the Fund as an open-end investment company.  This Agreement shall supersede all Distribution Agreements and Amendments previously in effect between the parties.  As used herein, the terms "net asset value," "offering price," "investment company," "open-end management investment company," "assignment," "principal  underwriter," "interested person," "affiliated  person," and "majority of the outstanding voting securities" shall have the meanings set forth in the 1933 Act or the 1940

Act and the Rules and Regulations thereunder and the term "assignment" shall have the meaning as set forth in the 1940 Act and the Rules and Regulations thereunder.

Nothing herein shall be deemed to protect you against any liability to us or to our securities holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence  in the performance of your duties hereunder,  or  by reason  of your reckless disregard of your obligations and duties hereunder.

If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed copies, whereupon this will become a binding agreement as of the date set forth below.

Very truly yours,

Templeton Global Investment Trust

By: /s/ROBERT C. ROSSELOT

Robert C. Rosselot

Vice President and Secretary

Accepted:

Franklin/Templeton Distributors, Inc.

By: /s/PETER D. JONES

           Peter D. Jones

President

DATED:  May 17, 2011

ATTACHMENT A

TEMPLETON GLOBAL INVESTMENT TRUST

Templeton BRIC Fund

Templeton Emerging Markets Small Cap Fund

Templeton Global Balanced Fund

Templeton Frontier Markets Fund

Templeton Asian Growth Fund

Templeton Emerging Markets Balanced Fund